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                                                                    Exhibit 99.1


                             [LETTER HEAD OMITTED]

                               L3 COMMUNICATIONS
                    -----------------------------------------
                          L3 COMMUNICATIONS CORPORATION
                                600 Third Avenue
                               New York, NY 10016
                         212-697-1111 Fax 212-682-9553


                                                                    NEWS

Contact:  Cynthia Swain
          Vice President, Corporate Communications
          L-3 Communications
          212-697-1111
                                                   For Immediate Release
                                                   ---------------------
Contact:  Morgen-Walke Associates
          Investors: Eric Boyriven
          Media: Evan Goetz, Emily Brunner
          212-850-5600

               L-3 COMMUNICATIONS DECLARES TWO-FOR-ONE STOCK SPLIT

NEW YORK, NY, April 23, 2002- L-3 Communications (NYSE:LLL) today announced that its Board of Directors has authorized a two-for-one stock split on all shares of its common stock.

The stock split will entitle all shareholders of record at the close of business on May 6, 2002 to receive one additional share of L-3 Communications stock for every share held on that date. The additional shares will be distributed to shareholders in the form of a stock dividend on May 20, 2002. Upon completion of the stock spilt, L-3 Communications will have approximately 80 million shares of common stock outstanding.

Headquartered in New York City, L-3 Communications is a leading merchant supplier of Intelligence, Surveillance and Reconnaissance (ISR) products, secure communications systems and products, avionics and ocean products, training products, microwave components and telemetry, instrumentation, space and wireless products. Its customers include the Department of Defense, selected US government intelligence agencies, aerospace prime contractors and commercial telecommunications and wireless customers.

To learn more about L-3 Communications, please visit the company's web site at www.L-3Com.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission.

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